UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2007

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The discussion set forth below under “Item 5.02 – Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers – Appointment of Randall Keys as Chief Financial Officer and Resignation as Director” is incorporated in this “Item 1.01 – Entry into a Material Definitive Agreement.”

Item 5.02	Departure, Election, or Appointment of Directors or Officers; Compensatory Arrangements of Officers.

Appointment of Randall Keys as Chief Financial Officer and Resignation as Director

On September 28, 2007, the Board of Directors of Far East Energy Corporation (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee, appointed Randall Keys as Chief Financial Officer effective October 1, 2007. In connection with his appointment as Chief Financial Officer, Mr. Keys resigned from his positions as a director, chairman of the Audit Committee and a member of the Compensation Committee.

Mr. Keys, age 48, has been a director of the Company from June 2004 until his resignation on October 1, 2007. Until his resignation, Mr. Keys also chaired the Audit Committee and served on the Compensation Committee. Since 2006, Mr. Keys was self-employed as a corporate financial consultant. From 2004 through 2006, he served as a financial consultant and Chief Financial Officer of BPZ Energy, Inc., and from 2002 through 2004, he served as a financial consultant and Chief Financial Officer of Transmeridian Exploration, Inc., both public international oil and gas companies. Mr. Keys has over 25 years of experience in the oil and gas industry. He earned a B.B.A. in Accounting from the University of Texas and is a Certified Public Accountant. He began his career with a predecessor of the public accounting firm of KPMG LLP.

Mr. Keys will receive an initial base salary of $250,000. He may also receive discretionary bonuses as determined by the Compensation Committee of the Company. In connection with his appointment as Chief Financial Officer, Mr. Keys was granted an option to purchase up to 450,000 shares of the Company’s common stock at an exercise price equal to $1.05 per share (which is equal to the fair market value of the Company’s common stock on the date of grant as determined in accordance with the Company’s 2005 Stock Incentive Plan). The option will vest in three equal annual installments, starting on October 1, 2008 and ending on October 1, 2010. Mr. Keys also received a grant of 100,000 shares of restricted stock that will vest on April 1, 2008.

Appointment of William A. Anderson as Director

On September 28, 2007, the Board of Directors of the Company, upon recommendation of the Nominating and Corporate Governance Committee, appointed William A. Anderson, age 68, as a director of the Company effective October 1, 2007. Mr. Anderson has also agreed to serve as chairman of the Audit Committee and as a member of the Compensation Committee. The Board of Directors has determined that Mr. Anderson is an Audit Committee Financial Expert as that term is defined under Item 407 of Regulation S-K.

In conjunction with joining the Board of Directors, Mr. Anderson was granted an option to purchase up to 210,000 shares of the Company’s common stock at an exercise price equal to $1.05 per share (which is equal to the fair market value of the Company’s common stock on the date of grant as determined in accordance with the Company’s 2005 Stock Incentive Plan). The option will vest in four equal annual installments, with 25% vesting on the grant date of October 1, 2007 and an additional 25% vesting on each of the succeeding three anniversary dates of the grant date. In Mr. Anderson’s capacity as a director, he will receive the customary meeting and chairman’s fees paid by the Company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2007

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer